 Consent of Independent Certified Public Accountants Chromatics Color Sciences International, Inc. We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-3 (file no. 333-50420, no. 333-46020, no. 333-34966, no. 333-30948, and no. 333-96339) of our report dated April 13, 2001, relating to the consolidated financial statements of Chromatics Color Sciences International, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. BDO Seidman, LLP New York, New York April 16, 2001